Exhibit 10.3
                             AMENDMENT NO. 1 TO THE
                                CenturyTel, INC.
                   2002 MANAGEMENT INCENTIVE COMPENSATION PLAN


         WHEREAS, an amendment to the CenturyTel, Inc. 2002 Management Incentive Compensation Plan (the "Plan") was approved by the Board of Directors of CenturyTel, Inc. (the "Company") on May 29, 2003 to permit, with Compensation Committee approval, the transfer of stock options to non-family members following the death of the Plan participant to whom the options were granted.

         NOW THEREFORE, the Plan is hereby amended as follows:

                                       1.

         Section 9.2 shall be amended to read in its entirety as follows:

                  9.2 Transferability of Incentives. No Incentive granted hereunder may be transferred, pledged, assigned or otherwise encumbered by the holder thereof except:

                        (a)  by will;

                        (b)  by the laws of descent and distribution; or

                        (c) pursuant to a domestic relations order, as defined in the Code; or

                        (d) in the case of stock options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members (as defined below), (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members, or (v) to non-Immediate Family Members following the death of the Plan participant to whom the stock option was granted. "Immediate Family Members" means the spouse and natural or adopted children or grandchildren of the participant and their respective spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a non-qualified stock option.



                  Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Incentive, or levy of attachment or similar process upon the Incentive not specifically permitted herein, shall be null and void and without effect.

         IN WITNESS WHEREOF, the Company has executed this amendment in its corporate name as of the 29th day of May, 2003.

                             CenturyTel, INC.



                             By:  /s/ Stacey W. Goff
                            -------------------------
                                 Stacey W. Goff
                                 Assistant Secretary